As filed with the Securities and Exchange Commission on October 22, 1998 Registration No. ______________________
===========================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                        GARAN, INCORPORATED
       (Exact name of registrant as specified in its charter)

            Virginia                                 No. 13-5665557
 (State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)
                          350 Fifth Avenue
                      New York, New York 10118
                           (212) 563-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------
             Garan, Incorporated 1998 Stock Option Plan
                        (Full title of plan)
                          ----------------
                      Marvin S. Robinson, Esq.
                  Tannenbaum Dubin & Robinson, LLP
                    1140 Avenue of the Americas
                      New York, New York 10036
                           (212) 302-2900
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
===============================================================================
                                         Proposed     Proposed
                            Maximum      Maximum      Maximum
Title of Securities         Amount       Offering     Aggregate    Amount of
to be Registered            to be        Price Per    Offering     Registration
                            Registered   Share        Price        Fee
-------------------------------------------------------------------------------
Common Stock (No Par Value) 200,000     $24.6875*     $4,937,500   $1,497
===============================================================================
 *The price of $ 24.6875 per share, which is the average of the high and low prices of the Company's Common Stock as reported on the American Stock Exchange on October 19, 1998, is set forth solely for purposes of calculating the filing fee.

PAGE

                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998, and June 30, 1998.

    (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the securities Exchange Act of 1934, as amended ("Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    The Company will provide, without charge, to each person to whom this Registration Statement is delivered, on written or oral request, a copy of any or all of the foregoing documents. Requests should be directed to Mr. Alexander J. Sistarenik, Treasurer, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118, (212) 563-2000.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interest of Named Experts and Counsel

    Counsel to the Company, Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036, has rendered an opinion to the effect that the Common Stock offered hereby, when issued in accordance with the Garan, Incorporated 1998 Stock Option Plan, will be legally and validly issued, fully paid, and non-assessable. As of October 19, 1998, Marvin S. Robinson, a director and the Vice President-General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, owned 5,956 shares of the Company's Common Stock having a market value, as of such date, of $147,039.

Item 6.  Indemnification of Directors and Officers

    The Virginia Stock Corporation Act gives Virginia corporations the power to indemnify their present and former officers and directors under certain circumstances, and the Restated Articles of Incorporation of the Company state that: "Each person made a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any rights to which such director, officer, or employee may be entitled under any By-law, agreement, vote of stockholders or otherwise."
In addition the Company has entered into indemnification agreements with each of its officers and directors in which it has agreed to indemnify each such individual for actions taken on behalf of the Company in which the officer or director believed that his conduct was at least not opposed to the best interests of the Company and the officer or director was not adjudged liable to the Company.

    The Company maintains, on behalf of its present and former directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties and also insurance covering the Company against indemnification payments to its directors and officers for certain liabilities.

Item 7.  Exemption From Registration Claimed

    Not Applicable.

Item 8.  Exhibits

       Exhibit No.          Description of Exhibit
       -------------- ------------------------------------------------
       Exhibit 4.1 Restated Articles of Incorporation of the Company dated May 15, 1986 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated herein by reference).
       Exhibit 4.2. Articles of Amendment of the Restated Articles of Incorporation of the Company dated May 10, 1988 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated herein by reference).
       Exhibit 4.3. Articles of Amendment of the Restated Articles of Incorporation dated November 9, 1992 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1992, and incorporated herein by reference).
       Exhibit 4.4 By-Laws, as amended through April 21, 1993, of the Company (filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference).
       Exhibit 4.5    Garan, Incorporated 1998 Stock  Option Plan.
       Exhibit 5.1         Opinion of Tannenbaum Dubin & Robinson, LLP.
       Exhibit 23.1   Consent of Tannenbaum Dubin & Robinson, LLP
                       (contained in Exhibit 5.1).
       Exhibit 23.2   Consent of Citrin, Cooperman & Company, LLP.
       Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

  The Company will provide, without charge, to each person to whom this Registration Statement is delivered, on written or oral request, a copy of any and all of the foregoing documents. Requests should be directed to Mr. Alexander J. Sistarenik, Treasurer, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118, (212) 563-2000.

Item 9.  Undertakings

   (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act").

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


PAGE
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                             SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company, Garan, Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of October, 1998.

                           GARAN, INCORPORATED

                           /S/ SEYMOUR LICHTENSTEIN
                           -------------------------------------------
                           Seymour Lichtenstein, Chairman of the Board
                           Principal Executive Officer

PAGE
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                                                    EXHIBIT 24.1
                         POWER OF ATTORNEY
  We, the undersigned officers and directors of Garan, Incorporated, hereby severally constitute and appoint Seymour Lichtenstein and William J. Wilson, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Garan, Incorporated to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                               Date
----------                           -----                               ----
 /S/ SEYMOUR LICHTENSTEIN       Chairman of the Board          October 22, 1998
---------------------------     (Principal Executive Officer)
Seymour Lichtenstein

 /S/ WILLIAM J. WILSON          Vice President - Finance and   October 22, 1998
---------------------------     Administration (Principal
William J. Wilson               Financial and Accounting Officer)

 /S/ STEPHEN J. DONOHUE         Director                       October 22, 1998
-----------------------
Stephen J. Donohue

 /S/ RODNEY FAVER               Director                       October 22, 1998
-----------------------
Rodney Faver

 /S/ JERALD KAMIEL              Director                       October 22, 1998
-----------------------
Jerald Kamiel

 /S/ FRANK MARTUCCI             Director                       October 22, 1998
-----------------------
Frank Martucci

 /S/ MARVIN S. ROBINSON         Director                       October 22, 1998
-----------------------
Marvin S. Robinson


PAGE
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Exhibit Index
-------------
                                                            Sequentially
  Exhibit                                                   Numbered
  Number                   Description                      Page
  --------                 -----------                      ----
  4.1.    Restated Articles of Incorporation of the Company
          dated May 15,1986 (filed as an Exhibit to the
          Company's Annual Report on Form 10-K for the
          fiscal year ended September 30, 1988, and
          incorporated herein by reference).
  4.2.    Articles of Amendment of the Restated Articles of
          Incorporation of the Company dated May 10, 1988
          (filed as an Exhibit to the Company's Annual Report
          on Form 10-K for the fiscal year ended September 30,
          1988, and incorporated herein by reference).
  4.3.    Articles of Amendment of the Restated Articles of
          Incorporation dated November 9, 1992 (filed as an
          Exhibit to the Company's Annual Report on
          Form 10-K for the fiscal year ended September 30,
          1992, and incorporated herein by reference)
  4.4.    By-Laws as amended through April 21, 1993, of the
          Company (filed as an Exhibit to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31,
          1993, and incorporated herein by reference).
  4.5     Garan Incorporated 1998 Stock Option Plan.            9
  5.1     Opinion of Tannenbaum Dubin & Robinson, LLP.         20
  23.1    Consent of Tannenbaum Dubin & Robinson, LLP
          (contained in Exhibit 5.1).
  23.2    Consent of Citrin Cooperman & Company, LLP.          23
  24.1    Power of Attorney (included as part of
          the signature page to this Registration Statement).